DOMINO'S PIZZA INTERNATIONAL, INC.
                           MASTER FRANCHISE AGREEMENT
                                   FOR POLAND

      This Second Amendment is entered into this 21 day of March, 1997, by and between Domino's Pizza International, Inc. ("Franchisor") and QPQ Corporation, formerly known as International Pizza Corporation ("Master Franchisee").

WHEREAS:

A. Franchisor and Capital Brands, Inc. f/k/a Capital Acquisitions, Inc. ("Cap Brands") entered into that certain Master Franchise Agreement dated June 6, 1993 and subsequently amended on March 5, 1995 ("the MFA") to develop Domino's Pizza stores in the Republic of Poland and Cap Brands, with the consent of Franchisor, assigned its rights and obligations thereunder to Master Franchisee;

B. Franchisor and Master Franchisee desire to modify the provisions of the MFA, effective as of the date hereof; and

C.    Terms defined in the MFA have the same meaning in this Second Amendment.

      NOW, THEREFORE, in consideration of the mutual agreements and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

      1. Subject to the conditions set forth below, Franchisor hereby waives any and all rights that it may have under Section 2.2 of the MFA until July 1, 1997.

      2. Franchisor's waiver is conditional upon the Master Franchisee remaining in good standing with all material obligations under the MFA.

      3. Master Franchisee agrees that it shall attempt in the next six months to achieve a recapitalization at a level which will enable it to satisfy its obligations under the MFA.

      4. Franchisor agrees that if the Master Franchisee completes a recapitalization at a level which, in Franchisor's sole discretion, will enable it to satisfy its obligations under the MFA, the Franchisor shall (i) grant an additional six month waiver of its rights under Section 2.2; and (ii) consider in good faith an amendment to Section 2.2 and to the growth requirements set forth on Schedule Two to the MFA for the years 1998 through 2003. The parties agree, however that the total stores required by December 31, 2003 shall remain at 50.





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      5.    The Master Franchisee  acknowledges that if it does not complete the recapitalization described above, within six months from the date hereof, the original growth clause as set forth in Section 2.2 of the MFA shall be reinstated, and the Master Franchisee's failure to be in compliance with such growth requirements shall constitute a default under the MFA and shall entitle the Franchisor to all default rights described therein.

      6. The Master Franchisee further acknowledges that its failure to remain in good standing with all material obligations of the MFA shall constitute a default hereunder and under the MFA and shall entitle the Franchisor to all default rights described therein.


With the exception of the amendments set forth above, the MFA is hereby ratified and confirmed by the parties hereto.



QPQ Corporation                              Domino's Pizza International, Inc.

By:  /s/ Mitchell Rubinson                   By:  /s/ Gary McCausland
    -------------------------------              -------------------------------
Title:  President                            Title:  Managing Director
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